Exhibit 32
SECTION 1350 CERTIFICATION
      In connection with the Quarterly Report of Swift Transportation Co., Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Cunningham

Robert W. Cunningham
Chief Executive Officer and President
(Principal Executive Officer)

/s/ Glynis Bryan

Glynis Bryan
Chief Financial Officer
(Principal Financial Officer)
Date: November 8, 2005